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                                                                     Exhibit 4.5

                            Stock Option Agreement
                            ----------------------
                                 CONFIDENTIAL

  This Stock Option Agreement (the "Agreement") made effective as of the 3rd day of February, 1999, by and between Syntroleum Corporation, a Kansas corporation ("Syntroleum") and W. John Hutton ("Grantee"), evidences the grant by Syntroleum of an option (the "Option") to Grantee to purchase shares of Syntroleum common stock, par value $0.01 per share ("Common Stock"), pursuant to action of the Board of Directors on February 3, 1999 (the "Date of Grant") and Grantee's acceptance of the Option in accordance with the provisions of the Syntroleum 1993 Stock Option and Incentive Plan (the "Plan"). Syntroleum and Grantee agree as follows.

  1.   Grant of Option and Exercise Price.  Syntroleum grants to Grantee the
       ----------------------------------
Option to purchase 8,000 shares of Common Stock at an exercise price of $6.88 per share, the Fair Market Value (as defined in the Plan) of Syntroleum Common Stock on the Date of Grant, subject to the terms and conditions of this Agreement and of the Plan, the provisions of which are incorporated into this Agreement by this reference. The shares subject to the Option are intended to be Incentive Stock Option (ISO) shares as described in Section 422(b) of the Internal Revenue Code of 1986, as amended.

  2.   Vesting.  Except as otherwise provided in Section 3 of this Agreement or
       -------                                   ---------
in the Plan, the Option shall vest as follows: (a) the right to exercise the Option and purchase 2,667 shares shall vest on the first annual anniversary of the Date of Grant, (b) the right to exercise the Option and purchase 2,667 shares shall vest on the second annual anniversary of the Date of Grant, and (c) the right to exercise the Option and purchase the remaining 2,666 shares shall vest on the third annual anniversary of the Date of Grant.

  3.   Exercise Period.  The Option may be exercised from time to time with
       ---------------
respect to all or any number of the then vested, unexercised shares on any regular business day of Syntroleum at its then executive offices, until the earliest to occur of the following dates: (a) the tenth anniversary of the Date of Grant; (b) 12 months after the date of Grantee's termination of employment with Syntroleum by reason of death or disability; (c) the third annual anniversary of Grantee's retirement; or (d) the date 30 days following the date upon which Grantee's employment with Syntroleum terminates for any reason other than those described in subsections (b) or (c) of this Section 3.
                                                       ---------

  4.   Exercise.
       --------

  4.01 During the period that the Option is exercisable, it may be exercised in full or in part by Grantee or, in the event or Grantee's death, by the person or persons to whom the Option was transferred by will or the laws of decent and distribution, by delivering or mailing written notice of the exercise to the Secretary of Syntroleum. The written notice shall be signed by each person entitled to exercise the Option and shall specify the address and Social Security number of each such person. If any person other than Grantee purports to be entitled to exercise all or any portion of the Option, the written notice shall be accompanied by proof, satisfactory to Syntroleum, of that entitlement.

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                      Syntroleum - Stock Option Agreement
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                                 CONFIDENTIAL


  4.02  Subject to the provisions of Section 4.04 and 4.05, the written notice
                                     ------------     ----
shall be accompanied by full payment of the exercise price for the shares as to which the Option is exercised either (i) in cash, (ii) in shares of Common Stock evidenced by certificates either endorsed or with stock powers attached transferring ownership to Syntroleum, with the aggregate Fair Market Value (as defined in the Plan) equal to said exercise price on the date the written notice is received by the Secretary, or (iii) in any combination of cash and such shares.

  4.03  Notwithstanding the provisions of Section 4.02, shares acquired through
                                          ------------
the exercise of an ISO granted under the Plan may be used as payment at exercise under this Agreement only if such shares have been held for at least 12 months following such acquisition.

  4.04 In lieu of payment of the exercise price by way of delivery of certificate(s) evidencing shares of Common Stock, Grantee may furnish a notarized statement reciting the number of shares being purchased under the Option and the number of Syntroleum shares owned by Grantee which may be freely delivered as payment of all or a portion of the exercise price, all pursuant to rules adopted by and subject to the consent of the Committee. Subject to the consent of the Committee, Grantee will be issued a certificate for new shares of Common Stock representing the number of shares as to which the Option is exercised, less the number of shares described in the notarized statement as constituting payment under the Option.

  4.05 In the event Grantee pays the Option exercise price by delivery of a notarized statement of ownership or by surrendering his right to exercise a portion of the Option as described in Sections 4.04 and 4.05, the number of
                                      -------------     ----
shares remaining subject to the Option shall be reduced not only by the number of new shares issued upon exercise of the Option but also by the number of previously owned shares listed on the notarized statement of ownership and deemed to be surrendered as payment of the exercise price or, as applicable, by the number of shares in connection with which Grantee has surrendered his right to exercise the Option.

  4.06 The written notice of exercise will be effective and the Option shall be deemed exercised to the extent specified in the notice on the date that the written notice (together with required payment of the exercise price) is received by the Secretary of Syntroleum at its executive offices during regular business hours.

  5.    Transfer of Shares; Tax Withholding. As soon as practicable after
        -----------------------------------
receipt of an effective written notice of exercise and full payment of the exercise price as provided in Section 4 above, the Secretary of Syntroleum shall
                              ---------
cause ownership of the appropriate number of shares of Syntroleum Common Stock to be issued to the person or persons exercising the Option by having a certificate or certificates for such number of shares registered in the name of such person or persons and shall have each certificate delivered to the appropriate person. Each such certificate shall bear a legend describing, to the extent applicable, (a) Syntroleum's right of first refusal, if any, in the event such person desires or attempts to transfer such shares, and (b) the restrictions imposed by applicable state and federal securities laws, as described in Section 6.03. Notwithstanding the foregoing, if Syntroleum
             ------------
requires reimbursement of any tax required by law to be withheld with respect to shares of Syntroleum Common Stock, the Secretary shall not transfer ownership of shares until the required payment is made.

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                      Syntroleum - Stock Option Agreement
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                                 CONFIDENTIAL


  6.    Miscellaneous.
        -------------

  6.01 The rights under this Agreement may not be transferred except by will or the laws of descent and distribution. The rights under this Agreement may be exercised during the lifetime of Grantee only by Grantee (or by his guardian or legal representative). The terms of the Option shall be binding upon the executors, administrators, heirs, successors, and assigns of Grantee.

  6.02 Authorized leaves of absence from Syntroleum shall not constitute a termination of employment for purposes of this Agreement. For purposes of this Agreement, an authorized leave of absence shall be an absence while Grantee is on military leave, sick leave, or other bona fide leave of absence so long as Grantee's right to employment with Syntroleum is guaranteed by statute, contract, or company policy.

  6.03 The Option may not be exercised if the issuance of shares of Syntroleum's Common Stock upon such exercise of the Option would constitute a violation of any applicable federal or state securities or other law or regulation.

  6.04 Grantee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the actual issuance of the shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the shares or any part thereof are issued pursuant to exercise of all or any part of the Option.

  6.05 Grantee agrees not to disclose to any person, directly or indirectly, the terms of this Agreement or any other matters relating to the Option or the shares, including the number of shares subject to the Option or purchased hereunder, without the prior consent of Syntroleum.

  6.06 The existence of the Option granted in this Agreement shall not affect in any way the right or the power of Syntroleum or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Syntroleum's capital structure or its business, or any merger or consolidation of Syntroleum, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of Syntroleum or any sale or transfer of all or any part of its assets or business, or any other corporate act or preceding, whether of a similar character or otherwise.

  6.07 Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided, however, that unless and until some other address be so designated, all notices or communications by Grantee to Syntroleum shall be mailed or delivered to Syntroleum at the offices of its Secretary at Suite 1100, 1350 S. Boulder, Tulsa, Oklahoma 74119, and all notice or communications by Syntroleum to Grantee may be given to Grantee personally or may be mailed to him.

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                      Syntroleum - Stock Option Agreement
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                                 CONFIDENTIAL


  6.08 The validity and effect of this Agreement and the rights and obligations of the parties, and all other persons affected by this Agreement shall be construed and determined in accordance with the laws of the State of Oklahoma.

  IN WITNESS WHEREOF, Syntroleum, by its duly authorized officer, and Grantee have signed this Agreement as of the date first above written.


                                    COMPANY:

                                    SYNTROLEUM CORPORATION


                                By: /s/ MARK A. AGEE
                                    ____________________________
                                    Mark A. Agee, President

                                    Syntroleum Corporation.
                                    1350 S. Boulder, Ste. 1100
                                    Tulsa, Oklahoma 74119


                                    GRANTEE:


                                    /s/ W. JOHN HUTTON
                                    ____________________________
                                    W. John Hutton

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